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                                                                    EXHIBIT 23.3

                 CONSENT OF CLEARY, GOTTLIEB, STEEN & HAMILTON

     We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus constituting part of this Registration Statement on Form S-3 (Registration No. 33-57920). By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          CLEARY, GOTTLIEB, STEEN & HAMILTON

                                          By: /s/ Craig B. Brod
                                            ------------------------------------
                                            Craig B. Brod, a Partner

Dated: April 28, 1999